Prudentials Gibraltar Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



February 28, 2008



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:	Prudentials Gibraltar Fund, Inc.
	File No. 811-01660


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form
NSAR for the above referenced Fund, for the fiscal year ended December 31, 2007. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of February 2008.


Prudentials Gibraltar Fund, Inc.



By: /s/ Floyd L. Hoelscher		By: /s/ Jonathan
D. Shain
Floyd L. Hoelscher
	Jonathan D. Shain
Witness
	Assistant Secretary







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